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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

CIM Trucking, Inc., an Illinois corporation

Metal Management Aerospace, Inc., a Delaware corporation

Metal Management Alabama, Inc., a Delaware corporation

Metal Management Arizona, L.L.C., an Arizona limited liability company

Metal Management Connecticut, Inc., a Delaware corporation

Metal Management Indiana, Inc., an Illinois corporation

Metal Management Jackson, L.L.C., a Delaware limited liability company

Metal Management Memphis, L.L.C., a Tennessee limited liability company

Metal Management Midwest, Inc., an Illinois corporation

Metal Management Mississippi, Inc., a Delaware corporation

Metal Management New Haven, Inc., a Delaware corporation

Metal Management Northeast, Inc., a New Jersey corporation

Metal Management Ohio, Inc., an Ohio corporation

Metal Management Pittsburgh, Inc., a Delaware corporation

Metal Management Proler Southwest, Inc., a Delaware corporation

Metal Management S&A Holdings, Inc., a Delaware corporation

Metal Management West Coast Holdings, Inc., a Delaware corporation

Metal Management West, Inc., a Colorado corporation

MTLM Arizona, Inc., an Arizona corporation

Naporano Iron & Metal, Inc., a Delaware corporation

Proler Southwest GP, Inc., a Delaware corporation

Proler Southwest LP, a Texas limited partnership

Reserve Iron & Metal Limited Partnership, a Delaware limited partnership



Metal Management Nashville, LLC, a Delaware limited liability company (ownership of 50%)

Port Albany Ventures LLC., a Delaware limited liability company (ownership of
50%)

Rondout Iron & Metal Company, LLC, a Delaware limited liability company (ownership of 50%)